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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20165, 333-20167, 333-89949 and 333-64083) of Northwest Pipe Company of our reports dated February 16, 2001 on our audits of the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS